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                                PROXY
                     HORIZON HEALTHCARE CORPORATION
             SPECIAL MEETING OF STOCKHOLDERS - JUNE 27, 1995
             THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned appoints Klemett L. Belt, Jr. and Michael H. Seeliger as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Horizon Healthcare Corporation, held of record by the undersigned on May 19, 1995, at the Special Meeting of Stockholders of Horizon Healthcare Corporation to be held on June 29, 1995 at the Albuquerque Marriott Hotel at 2102 Louisiana Ave., N.E., Albuquerque, New Mexico, commencing at 10:00 a.m., local time, or any adjournment(s) or postponement(s) thereof.

  The undersigned hereby revokes any proxy to vote said shares heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

  Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         (continued on reverse side)


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--------------------
  I plan to attend
    the meeting.
(Please check if yes)
        / /
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1.     Approval and adoption of the Amended and Restated Agreement and Plan of
Merger described in the accompanying Joint Proxy Statement/Prospectus.

FOR  AGAINST  ABSTAIN

/ /   / /      / /


2. Approval, subject to consummation of the Merger, of the Amendment to the Restated Certificate of Incorporation

FOR  AGAINST  ABSTAIN

/ /    / /      / /


3. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.


If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
Date                                , 1995
    --------------------------------

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                Signature

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         Signature if held jointly

This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE

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